SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

June 6th, 2007
Date of Report (Date of earliest event reported)

ASIAN DRAGON GROUP INC.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File # 333-123479
(Commission File Number)

98-0418754
(IRS Employer Identification Number)

1100 – 475 Howe Street, Vancouver, British Columbia, Canada V6C 2B3
(Address of principal executive offices)

(604) 801-5995
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

SECTION 1 – REGISTRANTS BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On August 29, 2007 the Company executed three Mineral Rights Acquisition Agreements (the “Mineral Rights Agreements”) with World Fortune Enterprises Inc. (“WFEI”). The Mineral Rights Agreements replaced Joint Venture Option Agreements (“JVOA”) signed between Asian Dragon and WFEI and dated as follows, as they relate to the Jinjishan Property and Concentration Mill (dated October 31, 2006), the Shizhaigou Property (dated December 4, 2006), the Loning Property (dated January 16, 2007) and the Lingbao Jinshan Property (dated January 30, 2007). The Joint Venture Option Agreements were replaced with the Mineral Rights Agreements as a result of the amendment of the China Mineral Properties Rights Purchase Agreements between World Fortune Enterprises Inc. and the relevant Chinese Partners, (WFEI and Luoyang Canadian United Mining Ltd, with respect to the Jinjishan Property and Concentration Mill; WFEI and the Sanmenxia Yunjiu Investment and Consulting Company Ltd. with respect to the Shizhaigou Property and the Lingbao Jinshan Property; WFEI and the Henan Yunfeng Resource of Mine Development Co. Ltd. with respect to the Loning Mineral Property, all such agreements amended on August 8, 2007 with the consent of Asian Dragon Group Inc. The payment terms and the Company’s interest in the properties as set out in the Mineral Rights Agreements do not vary from the original JVOA’s.

On August 29, 2007 the Company signed a further Mineral Rights Agreement with WFEI to acquire WFEI’s rights through its China Mineral Properties Rights Purchase Agreement with Luoning Fuding Mining Development Ltd., to acquire:

  a 100% interest of a 70% interest in the Luanchuan Mozigou Molybdenum Property;

  a 100% interest of a 70% interest in the Lushi Jiashapa Vanadium Property;

  a 100% interest of a 70% interest in the Luoning Xiayu Fanggelewan Silver-Lead Property; and

  a 100% interest of a 70% interest in the Silver-Lead Property known as XWG.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 – Unregistered Sales of Equity Securities.

On June 18, 2007 the Company completed a private placement and issued 450,000 shares of its common stock in a private offering to an entity at $2.22 per share for aggregate proceeds of $999,000.  There were no warrants or finders fees issued or paid in conjunction with this financing.

SECTION 5 – CORPORATE GOVERANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective June 6, 2007, Mr. Jacques Trottier was appointed as a member of the Board of the Company.

SECTION 8 – OTHER EVENTS

Item 8.01 – Other Events

On August 8, 2007, the Board of Directors of the Company approved the creation of a non-qualified Employee Stock Option Plan (the “ESOP”). This plan allows for issuance of options for the purchase of common shares up to 20% of the current issued and outstanding share float of the Company. A copy of the ESOP is attached herein as an exhibit.

On August 30th, 2007, the Board of Directors of the Company authorized the issuance of stock options under the Company’s ESOP to Board members, Mr. Dan Hachey (500,000 options), Mr. Jacques Trottier (500,000 options) and Mr. John Karlsson (2,000,000 options). The options granted vested on grant date and have a term of 10 years and an exercise price of USD$2.13, the closing price on the date of the grant.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(i)      Non-qualified Employee Stock Option Plan
(ii)     Mineral Rights Acquisition Agreement (LCUML - Jinjishan)
(iii)    Mineral Rights Acquisition Agreement (Sanmenxia - Shizhaigou and Lingbao Jinshan)
(iv)    Mineral Rights Acquisition Agreement (Yungfeng – Loning)
(v)     Mineral Rights Acquisition Agreement (Fuding)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASIAN DRAGON GROUP INC.

/s/ John Karlsson
John Karlsson, Chair & Chief Executive Officer
Dated:  August 31, 2007